EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1998 included in Carriage Services, Inc.'s Form 10-K for the year ended December 31, 1997, and all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
January 15, 1999